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                                                                   EXHIBIT 99(a)



                        FIDELITY FINANCIAL OF OHIO, INC.
                                 REVOCABLE PROXY
                         SPECIAL MEETING OF SHAREHOLDERS
                                FEBRUARY 16, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned, as a holder of common stock of Fidelity Financial of Ohio, Inc. ("FFOH"), hereby appoints the Board of Directors of FFOH, or any successors thereto, as Proxies, with the full power of substitution, to represent and to vote as designated on the reverse of this card all of the shares of common stock of FFOH which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the Quality Hotel Central, 4747 Montgomery Road, Cincinnati, Ohio, on February 16, 1999, at 2:00 p.m., Eastern Time, or any adjournment thereof.

         THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

         SHARES OF COMMON STOCK OF FFOH WILL BE VOTED AS SPECIFIED. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO AMEND FFOH'S ARTICLES OF INCORPORATION AND FOR THE PROPOSAL TO ADOPT AN AGREEMENT OF MERGER, DATED AS OF SEPTEMBER 28, 1998, BY AND AMONG FFOH, FIDELITY ACQUISITION CORPORATION ("FAC"), A WHOLLY OWNED SUBSIDIARY OF FFOH, AND GLENWAY FINANCIAL CORPORATION ("GFCO"). IF ANY OTHER MATTER IS PROPERLY PRESENTED AT THE SPECIAL MEETING OF SHAREHOLDERS, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS APPOINTED AS PROXIES.

         IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON THE REVERSE SIDE.


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           PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK


                                                            -------------------

                                                            I plan to attend the
                                                            meeting

                                                                    [ ]

                                                            -------------------


1. Proposal to adopt an amendment to FFOH's Articles of Incorporation to reduce the vote required to approve a proposed merger or consolidation of FFOH with or into one or more corporations or a proposed combination or majority share acquisition involving the issuance of shares of FFOH and requiring shareholder approval from two-thirds of the voting power of FFOH to a majority of the voting power of FFOH.

                        FOR              AGAINST              ABSTAIN

                        [ ]                [ ]                  [ ]


        THE BOARD OF DIRECTORS OF FFOH RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND FFOH'S ARTICLES OF INCORPORATION.

2. Proposal to adopt an Agreement of Merger, dated as of September 28, 1998 (the "Agreement"), by and among FFOH, FAC, and GFCO, which provides, among other things, for (i) the merger of GFCO with and into FAC (the "Merger") and (ii) the conversion of each share of common stock of GFCO outstanding immediately prior to the Merger (other than any shares held by either FFOH or GFCO) into the right to receive 1.50 shares of FFOH common stock, plus cash in lieu of any fractional share interest.

                        FOR              AGAINST              ABSTAIN

                        [ ]                [ ]                  [ ]

        THE BOARD OF DIRECTORS OF FFOH RECOMMENDS A VOTE FOR APPROVAL OF THE AGREEMENT. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.

                              Dated: _____________________, 1999

                              Signature__________________________________

                              Signature__________________________________
                                                  (print name)

                              IMPORTANT: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

                              NOTE: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.